                                                                   EXHIBIT 11.1


                               ILEX ONCOLOGY, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                     (In Thousands, Except Per Share Amount)

                                                                  Three Months Ended               Six Months Ended
                                                                       June 30,                        June 30,
                                                              --------------------------      --------------------------
                                                                 1998            1999            1998            1999
                                                              ----------      ----------      ----------      ----------
       COMPUTATION OF BASIC LOSS PER SHARE
Net Loss                                                      $   (4,458)     $  (22,609)     $  (11,404)     $  (27,089)
      Weighted average number of shares of Common
            Stock outstanding                                     12,306          12,955          12,293          12,829
Basic net loss per share                                      $     (.36)     $    (1.74)     $     (.93)     $    (2.11)
                                                              ==========      ==========      ==========      ==========

      COMPUTATION OF DILUTED LOSS PER SHARE
Net Loss                                                      $   (4,458)     $  (22,609)     $  (11,404)     $  (27,089)
Weighted average number of shares of Common Stock and
   Common Stock equivalents outstanding:
      Weighted average number of shares of Common
            Stock outstanding
                                                                  12,306          12,955          12,293          12,829
      Weighted average number of Common Stock equivalents
            applicable to stock options and warrants (1)             411             323             361             431
                                                              ----------      ----------      ----------      ----------
Common Stock and Common Stock equivalents                         12,717          13,278          12,654          13,260
                                                              ==========      ==========      ==========      ==========
Diluted net loss per share                                    $     (.35)     $    (1.70)     $     (.90)     $    (2.04)
                                                              ==========      ==========      ==========      ==========


(1) This calculation is submitted in accordance with Item 601(b)11 of regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.